Exhibit 10.54

GREEN PLAINS INC.

PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (the “Agreement”) is made this ___ day of ____, 20__ to _______________ (the “Grantee”) and evidences the grant by Green Plains Inc. (the “Company”) of a Performance Share Unit Award (the “Award”) to the Grantee on the date hereof (the “Date of Grant”) pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”).  By accepting the Award, the Grantee agrees to be bound in accordance with the provisions of this Agreement and the Plan.  Capitalized terms used but not defined herein shall have the same meaning as in the Plan.

1. Units Awarded.  The Grantee is hereby awarded ___ performance share units (“Units”).  Each Unit represents the right to earn one share of the Company’s Common Stock, $0.001 par value per share (“Stock”), subject to the conditions set forth in this Agreement.  The number of Units that the Grantee actually earns for the Performance Period (defined below) will be determined by the level of achievement of the Performance Goals in accordance with Appendix A.

This Award is not effective unless signed by the Grantee and received by the Company’s Chief Financial Officer within thirty (30) days following the Date of Grant.

2. Performance Period. The term “Performance Period” means the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant.
3. Performance Goals.

(a) The number of Units earned by the Grantee for the Performance Period, if any, will be determined at the end of the Performance Period based on the level of achievement of the performance goals described in Appendix A.  All determinations of whether performance goals have been achieved, the number of Units earned by the Grantee, and all other matters, shall be made by the Committee in its sole discretion.

(b) No later than ____ __ immediately following the end of the Performance Period (the “Vesting Date”), the Committee will review and determine in writing (i) whether, and to what extent, the performance goals for the Performance Period have been achieved, and (ii) the number of Units that the Grantee has earned, if any, subject to compliance with the requirements of Paragraph 4.  Such determination shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4. Vesting of Units.  The Units are subject to forfeiture until they vest.   The Units will vest and become nonforfeitable upon the Vesting Date, subject to (a) the achievement of the Performance Goals set forth in Appendix A, and (b) the Grantee’s not having had a Termination of Service prior to the Vesting Date. In the event of death, disability or retirement, Units shall be treated as set forth in Appendix B.

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5. Change in Control.  If a Change in Control occurs during the Performance Period, and the acquirer terminates or does not assume the Units or substitute comparable share units for the Units, the Units shall vest at the target level on the effective date of the Change in Control and shall be paid within __ following the effective date of the Change in Control. In the event of a Change in Control and the acquirer assumes the Units, the Units shall be treated as set forth in Appendix C.

6. Payment of Units.   Payment in respect of the Units earned for the Performance Period shall be made in shares of Stock and shall be issued to the Grantee within 10 days following the Vesting Date.   The Company shall deliver to the Grantee a stock certificate for the number of earned and vested Units reduced by the number of shares of Stock having a value equal to the amount required under Paragraph 16 to be withheld by the Company.

7. Transferability.  Subject to any exceptions set forth in this Agreement or the Plan, the Units and the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee.  Notwithstanding the foregoing,  the Grantee may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation thereof with the Secretary of the Company.  No such designation shall be effective unless received prior to the death of Grantee.  In the absence of such designation or if the beneficiary so designated shall not survive Grantee, the certificate or certificates shall be delivered to the estate of the Grantee.

8. Rights as Common Stockholder.   Grantee shall not have voting or any other rights as a stockholder of the Company with respect to the Units.  Dividends or dividend equivalents will not be paid with respect to the Units.  Upon the issuance of a certificate for shares of Stock, Grantee will obtain full voting and other rights as a stockholder of the Company.

9. No Right to Continued Service.   Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant or director of the Company.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee's employment or other service at any time, with or without Cause.

10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

11. Grantee’s Undertaking.   Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement and the Plan.  Grantee further agrees that if he or she is or becomes an insider of the Company for purposes of any applicable securities or other law or the Company’s insider trading policy, then the disposal of shares acquired pursuant to this Agreement shall be subject to restrictions under such law or policy.

12. Modification of Rights. The rights of Grantee under this Agreement are subject to modification and termination in certain events as provided herein and/or the Plan.
13. Compliance with Law. The issuance and transfer of shares of Stock in connection with the Units shall be subject to compliance by the Company and the Grantee with all applicable - - SLC-8569269-1 requirements of federal and state securities laws and with all applicable requirements of the NASDAQ exchange.  No shares of Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

14. Change in Market Value.   It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Stock after the Date of Grant.

15. Committee Authority.   Any questions concerning the interpretation of this Agreement or the Plan, and any controversy which arises under this Agreement or the Plan shall be settled by the Committee in its sole discretion.  All determinations and decisions of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

16. Governing Law. This Agreement shall be governed under the laws of the State of Iowa without regard to the principles of conflicts of laws.

17. Successors and Assigns.   The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Units may be transferred by will or the laws of descent or distribution.

18. Entire Agreement/Severability.   This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.  If any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19. Discretionary Nature of Plan.   The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  The grant of the Units in this Agreement does not create any contractual right or other right to receive any Units or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment.   The Committee has the right to amend, alter, suspend, discontinue or cancel the Units, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. Taxes.  Grantee will be solely responsible for any federal, state, local or payroll taxes imposed in connection with the granting of the Units or the delivery of the shares of Stock pursuant thereto, and Grantee authorizes the Company or any Subsidiary to pay any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith.  The Company shall convert shares having a value equal to the minimum required tax withholding, with such value based on the last sale price of the shares reported by NASDAQ on the date the amount of tax to be withheld is to

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be determined (i.e., on the Vesting Date). The Company shall pay the dollar value of the withheld shares as withholding to applicable tax authorities.

22. Section 409A.   This Agreement is intended to comply with an exemption to Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

23. Clawback.  This Award is subject to the terms of the Company’s Clawback Policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances required repayment or forfeiture of the Award or any shares of Common Stock or other cash or property received with respect to the Award (including any value received from a disposition of the shares acquired upon payment of the Award).

To confirm the foregoing, please sign and return one copy of this Award Agreement immediately.

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement.

Green Plains Inc.

By: Date:

Grantee:  Date:

The undersigned hereby designates _____________________________________ as beneficiary, which designation shall continue until a written change of designation of beneficiary shall have been filed with the Secretary of the Company.

Grantee:  Date:

RETURN THIS FORM TO Chief Financial Officer, Green Plains Inc., 1811 Aksarben Drive, Omaha, NE 68106.

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APPENDIX  A

PERFORMANCE GOALS 2017-2019

The Performance Goals for the Units are determined as follows:

•	50% of the Units vest based on the achievement of Total Shareholder Return (“TSR”) relative to and against the Performance Peers (defined below) (“Relative TSR Performance Adjustment Factor”)
•	50% of the Units vest based on the achievement of Return on Net Assets (“RONA”) targets (defined below) (“RONA Performance Adjustment Factor”).

The Relative TSR Performance Adjustment Factor is determined as follows:

Relative TSR Performance	Adjustment Factor
Less than the 25th percentile	0
25th percentile	.50
55th percentile	1.00
80th percentile or higher	1.50
•

The RONA Performance Adjustment Factor is determined as follows:

3 Year Average RONA Performance	Adjustment Factor
Less than 1.5%	0
3.0%	.50
4.0%	1.00
6.0 % or higher	1.50

Return on Net Assets (“RONA”) means the Company’s return on net assets for the Performance Period.  If RONA does not meet at least the Threshold, then Grantee will receive no shares of Stock upon the Conversion.  For performance between the Threshold and Maximum levels, the percentage of Target will be interpolated.

TSR is the following:

(D + C) ÷ P, where

D = the cumulative amount of dividends for the Performance Period and during the period the average stock price is determined, assuming dividend reinvestment on ex-dividend date,

C = the increase or decrease in the average Stock price from the first day of the Performance Period to the last day of the Performance Period, and

P = the average Stock price determined as of the first day of the Performance Period and the last day of the Performance Period, where the average stock price is the average of the closing transaction prices of

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a share of Stock, as reported on the NASDAQ for 20 trading days immediately preceding the date for which the average Stock price is being determined.

The average Stock price for the first day of the Performance Period equals = $18.875

Payout capped at 100% of target if the Company’s absolute TSR over the 3-year period is negative.

The Performance Peers are the following companies:

	ConocoPhillips	Hess Corporation	Patterson-UTI Energy
	Darling Ingredients	Marathon Oil	Renewable Energy Group
Anadarko Petroleum	Delek US Holdings	Matador Resources	REX American Resources
The Andersons	Devon Energy	Methanex Corp.	SM Energy
Apache Corporation	Energen Corporation	MGP Ingredients	SunOpta Inc.
Archer-Daniels-Midland Company	EOG Resources Inc.	Murphy Oil	Superior Energy Services
	Forum Energy Technologies, Inc.	Nabors Industries	Valero Energy
Bunge Limited		Noble Energy, Inc.	Westlake Chemical
Carrizo Oil & Gas	Halliburton Company	Oasis Petroleum Inc.	Whiting Petroleum
Concho Resources	Helmerich & Payne	Pacific Ethanol, Inc.	WPX Energy, Inc.

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APPENDIX B &C

Scenario	RSUs*	PSUs*
Death/Disability	Vesting accelerates	Payout based on actual performance at end of performance period (not pro-rated)
Retirement (Defined as age 60 and 10 years service)	Vesting continues subject to adherence with restrictive covenants; grants outstanding less than 12 months at time of Retirement are pro-rated based on portion of prior 12 months worked	Same as for RSUs, with respect to vesting and proration; payout based on actual performance at end of performance period
Involuntary Termination without Cause; Voluntary Resignation for Good Reason (as applicable)	Unvested awards are forfeited	Unvested awards are forfeited
Change in Control (“CIC”)

“Double-trigger” vesting acceleration (i.e., vesting accelerates if either (a) successor entity does not assume, convert, continue the awards or (b) if successor does assume, convert, continue the awards and the participant is terminated without Cause within 24 months (or resigns for Good Reason, if applicable))

Upon the CIC, PSUs convert to a number of time-based RSUs based on performance-to-date of CIC; converted RSUs vest subject to continued service at the end of original performance period, subject to same “double-trigger” vesting acceleration as described for RSUs

Other Termination	Unvested awards are forfeited	Unvested awards are forfeited

*Executives without contracts may receive RSU/PSU grants that allow for vesting of awards in certain events beyond what is listed above as determined by the Compensation Committee.

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